UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

2007 Annual Incentive Compensation

On March 30, 2007, the Compensation Committee approved the 2007 annual incentive compensation formulae for the executive management of Skechers U.S.A., Inc. (the "Company"), including the "Named Executive Officers" (as defined in Item 402 of Regulation S-K), which will allow for executive management to earn incentive compensation on a quarterly basis in the event that certain specified performance goals are achieved under the Company's 2006 Annual Incentive Compensation Plan (the "2006 Plan"). The purpose is to provide the Company's executive management with the opportunity to earn incentive compensation based on the Company's financial performance by linking incentive award opportunities to the achievement of certain performance goals.

The Compensation Committee approved the business criteria to be used in the formulae to calculate the incentive compensation to be paid to the Company's executive management on a quarterly basis for 2007. The business criteria that will be used to calculate the incentive compensation of Robert Greenberg (Chairman and Chief Executive Officer), Michael Greenberg (President) and David Weinberg (Chief Operating Officer) are the Company's net sales and net earnings, while the Company's net sales will be used for calculating the incentive compensation of Mark Nason (Executive Vice President of Product Development) and Fred Schneider (Chief Financial Officer). The Compensation Committee believes that each of these criteria provides an accurate and comprehensive measure of the Company's annual performance.

The potential payments of incentive compensation to the Company's executive management, including its Named Executive Officers, are performance-driven and therefore completely at risk. The payment of any incentive compensation is conditioned on the Company achieving at least certain threshold performance levels of the business criteria approved by the Compensation Committee, and no payments will be made to the Company's Named Executive Officers if the threshold performance levels are not met. Any incentive compensation to be paid to the Named Executive Officers in excess of the threshold amounts are based on the Compensation Committee’s pre-approved business criteria and formulae for the respective Named Executive Officers. In approving the percentages that will be used in the formulae to calculate the Named Executive Officers' potential payments of incentive compensation for 2007, the Compensation Committee considered each Named Executive Officer's position, responsibilities and prospective contribution to the attainment of the Company's specified performance goals. The threshold performance levels for 2007 are "attainable," and additional incentive compensation may be earned based on the Company’s financial performance exceeding increasingly challenging levels of performance goals, none of which is certain to be achieved. Consistent with the prior year, the Compensation Committee did not place a maximum limit on the incentive compensation that may be earned by the Named Executive Officers in 2007, although the maximum amount of incentive compensation that any Named Executive Officer may earn in a 12-month period under the 2006 Plan is $5,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

April 5, 2007	By:	/s/ David Weinberg

Name: David Weinberg
Title: Chief Operating Officer